UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item     5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 14, 2024. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.     The Company’s stockholders elected each of the following directors to serve until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify by the following votes:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Marcel Verbaas	81,883,369	3,482,534	77,559	4,260,640
Keith E. Bass	85,024,552	315,702	103,208	4,260,640
Thomas M. Gartland	84,365,353	975,303	102,806	4,260,640
Beverly K. Goulet	85,047,006	295,946	100,510	4,260,640
Arlene Isaacs-Lowe	84,778,111	565,180	100,171	4,260,640
Mary E. McCormick	83,693,842	1,650,072	99,548	4,260,640
Terrence Moorehead	85,020,480	319,314	103,668	4,260,640
Dennis D. Oklak	82,872,894	2,466,714	103,854	4,260,640

2.     The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement (the “Say-on-Pay Vote”) by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
83,006,533	2,193,754	243,175	4,260,640

3.     The Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2024 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
89,060,287	572,151	71,664	—
Item     9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: May 15, 2024	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President , General Counsel and Secretary